As filed with the Securities and Exchange Commission on December 28, 2009.
Registration No. 333-145081

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
CHARTERED SEMICONDUCTOR
MANUFACTURING LTD
(Exact name of Registrant as specified in its charter)

Republic of Singapore (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

60 Woodlands Industrial Park D,
Street 2, Singapore 738406
(65) 6362-2838
(Address of Principal Executive Offices)

Chartered Semiconductor Manufacturing Ltd Restricted Share Unit Plan 2007
Chartered Semiconductor Manufacturing Ltd Performance Share Unit Plan 2007
(Full title of the plans)

Chartered Semiconductor Manufacturing, Inc.
880 N. McCarthy Blvd.
Suite 100
Milpitas, CA 95035
(408) 941-1100
(Name, address and telephone number of agent for service)

Copies to:
John D. Wilson, Esq.
Shearman & Sterling LLP
525 Market Street
San Francisco, CA 94105
(415) 616-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

Chartered Semiconductor Manufacturing Ltd (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on August 3, 2007 (File No. 333-145081) (the “Registration Statement”) to deregister certain shares of the Registrant’s ordinary shares, no par value, (the “Shares”) that were registered for issuance pursuant to the Chartered Semiconductor Manufacturing Ltd Restricted Share Unit Plan 2007 and the Chartered Semiconductor Manufacturing Ltd Performance Share Unit Plan 2007 (the “Plans”).

A total of 200,000,000 shares issuable to service providers of the Registrant pursuant to the Plans were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15 and suspension of duty to file reports under Sections 13 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister any Shares remaining unissued under the Plans.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore on December 28, 2009.

Chartered Semiconductor Manufacturing Ltd

By:	/s/ George Thomas
Name:	George Thomas
Title:	Chief Financial Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milpitas, California, U.S.A. on December 28, 2009.

Chartered Semiconductor Manufacturing Ltd

By:	/s/ Mike Rekuc
Name:	Mike Rekuc
Title:	Authorized U.S. Representative